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                                                                    EXHIBIT 10.2


                              PROCESSING AGREEMENT


                                                             No.91 Dongguan (97)
                                                                     In Dongguan
                                                             on 18th August 1997


For the purposes of developing friendly trade of both parties, Dongguan Foreign Processing and Assembly Service Company in conjunction with Dongguan Hengli Foreign Industry Development Company ("Party A") and Zindart Industrial Company
(HK) Limited ("Party B") upon the basis of equality and mutual benefits, for the business of work of die cast plastic toys processing, both parties after full negotiations agree unanimously in Dongguan on 18th August 1997 as follows :-

1.      RESPONSIBILITIES OF BOTH PARTIES

        Party B shall be responsible for the provision without charge of the facilities necessary for the processing work (see the list for details), which shall be delivered to the factory of Party A in different scheduled shipments from August 1997. The total value of the facilities is HK$26,141,900. The rights of the facilities provided without charge belong to Party B.

        Party B shall provide all the raw materials, supplementary and packaging materials without charge. Party A shall provide the corresponding factories, electricity and labour for the processing work for Party B within the period of agreement. Party A shall receive a processing fee or rent for the factory, fees for land use right and a management fee. All the products are exported and handled by Party B.

        After the facilities are delivered to the factory of Party A, Party B shall send technicians to the factory of Party A as soon as possible so as to assist in the instalment and provide technical guidance. The wages, travelling expenses, telephone expenses, electricity used and expenses for food and living are the responsibilities of Party B. Party A shall provide support.

2.      TOTAL VALUE OF PROCESSING FEE

        Total value of the processing fee is HK$1,500,000.00 for the first year. Total value of the processing fees from the second year onwards shall be increased over the first year fee. The rate of increase for each year shall not be less than 10%.




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3.      CALCULATION OF PROCESSING FEE

        (1) The processing fee shall uphold the principles of mutual benefits, and after friendly negotiations between both parties, the price shall be fixed specifically at the time of signing of the production contract according to the samples and after trial production. During the period of trial production, Party B shall be responsible to pay to Party A HK$600.00 per month for each person (50 people for the first batch, thereafter 50 people). After the expiration of trial production period, according to the number of the workers in the factory, the processing fee for each person shall not be less than HK$800.00 per month (26 working days, 8 hours per day).

        (2) Party A is responsible for the provision of the factory and the premises. Area of the factory is [/ ]sq m, the rental of the factory is [/ ]sq m per month; area of the premises is [/ ]sq m, the usage fee for the premises is [/]sq m per month. The rental of the factory and the usage fee for the premises shall be paid by Party B and included in the processing fee. Taxation for the rental of the factory is borne by Party A. Management fee for the workers: HK$[ / ] per person per month, to be included in the processing fee and paid by the Party B.

        (3) The rental of the factory, fees for the land use right, management fee for the workers stated as above shall be increased by not less than [ / ]% per year from the second year.

4.      SOCIAL BASIC FACILITIES FEE

        Enterprises which employ foreign workers shall pay a social basic facilities fee to the local labour department.

5.      RESPONSIBILITY FOR QUALITY, PERIOD OF TRIAL PRODUCTION
        AND RATE OF DEFECTIVE PRODUCTS

        Party B shall be responsible for sending people to the factory of Party A to check the quality of the products. Party B shall be responsible for failed and defective products resulting from poor quality of the raw or supplementary materials or mistakes in the technical guidance. Party B shall be responsible for the expenses of the products which need to be done over again.

        From the effective date of the Agreement, the trial production period is 3 months. The rates of wastage and of defective products within the period of trial production shall be reimbursed according to the actual amounts affected. The actual rates of wastage and of defective products after this period shall be negotiated by both parties.



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6.      SUPPLY OF MATERIALS AND DATE OF DELIVERY

        Party B guarantees to provide sufficient quantities of raw materials and supplementary and packaging materials each month in accordance with the quantities of processing work stipulated in this Agreement so that the factory of Party A can have normal production. Party B shall deliver the raw materials and supplementary materials to the factory of Party A 10 days before the production of each batch of products. In order that the business of Party B can be developed normally, the factory of Party A shall deliver the goods on time, according to the samples and quantities and according to the specific date of delivery negotiated by both parties. Specific matters shall be set out in the specific contracts.

7.      METHOD OF PAYMENTS

        The method of payment of the processing fee: both parties agree to adopt advance payments and settlement later, settlement on a monthly basis. Party B shall remit payment to Party A via the Bank of China in Hong Kong. If not remitted on time, Party B shall compensate Party A according to the prevailing interest rate of the banks in Hong Kong. Where necessary, Party A shall have the right to stop delivery of goods.

8.      TRANSPORTATION

        Import and export of the raw materials and supplementary materials and the products shall all be via Shenzhen Huang Gang Kouan (or Wenjindu, Shatoujiao, Taiping Kouan). Party B shall be responsible for all necessary delivery expenses for the round trip from Hong Kong to the factory of Party A. According to the quantity of goods transported by Party B and the conditions and facilities thereof, Party A will assist Party B to apply for a 1.3 ton truck.

9.      INSURANCE

        (1) Party B shall be responsible for the purchase of comprehensive insurance for the import of raw materials, supplementary materials and the packaging materials and the export of finished products; Party B shall be responsible for the purchase of fire insurance for the production facilities and the raw materials, supplementary materials, packaging materials at the factory, goods in production and finished products. All of the above insurance fees shall be borne by Party B and Party B shall enter into a specific insurance contract with the Dongguan Insurance Company.

        (2) Both parties agree that all the workers and staff shall join the social labour insurance and pay the insurance premium in proportion to the wages.

10.     PAYMENT OF TAXES

        Both parties agree and guarantee to pay taxes according to the law.




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11.     FORCE MAJEURE

        Upon the occurrence of an event of war or serious natural disaster or other events of force majeure as agreed by both parties which result in one party being unable to perform this Agreement, the affected party shall notify the other party of the incident, and negotiate with the other party to extend the period of performance of this Agreement. The party suffering any losses from such event shall not claim compensation.

12.     ARBITRATION

        Should any dispute arise during the performance of this Agreement, both parties shall enter into friendly negotiations in order to resolve the dispute. If the dispute is not resolved, it shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration. The arbitration decision shall be final and binding on both parties. Arbitration expenses shall be borne by the losing party.

13.     EFFECTIVE PERIOD OF THE AGREEMENT AND MISCELLANEOUS

        This Agreement will become effective after approval by the relevant departments. The term of the Agreement is three years from the effective date. Terms for extension or termination shall be discussed in friendly negotiations and determined by both parties 6 months prior to the expiry date of this Agreement.

        Matters not stipulated in this Agreement may be amended or supplemented at any time after negotiation between the parties and shall be approved by the original approval authority. Matters where either one party does not agree or for which approval is not obtained shall be invalid.

        This Agreement has four counterparts. Party A has two sets, the business agent has one set, Party B has one set, and all have the same legal effect. There also several copies of the sets.

        (1) Party B shall be responsible for the payment of the harbour fees calculated according to 0.5% of the processing fee. Party A shall list the fee on the invoices.

        (2) When the enterprise is recruiting workers, arranging work and the facilities of the factory etc., it shall act according to the INDUSTRIAL SAFETY AND SANITATION MANAGEMENT RULES and the FIRE PREVENTION RULES OF THE PEOPLE'S REPUBLIC OF CHINA in order to protect the legal rights of the workers. It shall provide a working place and living facilities in accordance with the requirements of industrial safety and sanitation and shall protect the health of the workers.



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        (3)     Any one of the following situations shall be deemed termination of this Agreement by one party :

                (1) Party B does not deliver the facilities for production within half a year from the effective date of this Agreement;

                (2) No extension procedures have been initiated after half a year from the expiry of this Agreement;

        Imported equipment under this Agreement shall be reported to and dealt with accordingly when the Agreement is unilaterally terminated.





Party A                                  Party B

Name of Company:                         Name of Company:
Dongguan Hengli Foreign Industry         Zindart Industrial Company (HK) Limited
Development Company

Address:   (Unclear)                     Address:  57, Ting Kok Road,
                                                   Tai Po, New Territories

Tel. No.:  3371829                       Tel. No.: 2665699

Representative : Chen Ren Hui            Representative: Wu Hoi Lam


Factory of Party A  : Dongguan Hengli Xinda Toys and Gifts Factory

Address             : Xincheng Industrial Area, Hengli Town

Tel. No.            : 3375752

Representative      : Wu Zhen Qiu (Dongguan Foreign Processing and Assembly
                      Service Company)

Business Agent      : Dongguan Foreign Processing and Assembly Service Company

Address             : No. 6, Guan Cheng Xi Zheng Lu, Dongguan


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Tel. No.            : 2224149, 2216644

Representative      : (Chop and signature illegible)


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